EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the common stock, par value $0.001, of Rise Gold Corp. dated as of April 29, 2025 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(2) under the Securities Exchange Act of 1934, as amended.

Dated: April 29, 2025
EQUINOX PARTNERS INVESTMENT MANAGEMENT LLC
By:	/s/ Sean M. Fieler
	Name:	Sean M. Fieler
	Title:	Manager of Equinox Partners Investment Management LLC

EQUINOX PARTNERS, L.P.
By:	/s/ Sean M. Fieler
	Name:	Sean M. Fieler
	Title:	Manager of Equinox Partners Investment Management LLC, the Investment Manager of Equinox Partners, L.P.

EQUINOX PARTNERS PRECIOUS METALS MASTER FUND LP
By:	/s/ Sean M. Fieler
	Name:	Sean M. Fieler
	Title:	Manager of Equinox Partners Investment Management LLC, the Investment Manager of Equinox Partners Precious Metals Master Fund LP

MASON HILL PARTNERS, LP
By:	/s/ Sean M. Fieler
	Name:	Sean M. Fieler
	Title:	Manager of Equinox Partners Investment Management LLC, the Investment Manager of Mason Hill Partners, LP

/s/ Sean M. Fieler
SEAN M. FIELER